UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2006

THE BOMBAY COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7832 (Commission File Number)	75-1475223 (I.R.S. Employer Identification No.)
550 Bailey Avenue, Fort Worth, Texas (Address of Principal Executive Offices)	76109 (Zip Code)

(817) 347-8200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

This 8-K is being amended due to the omission of the cover page and signature page from prior submission dated February 01, 2006.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement

Acceleration of Stock Options

On January 28, 2006, the Board of Directors of The Bombay Company, Inc. (“Bombay” or “the Company”) approved the accelerated vesting of all unvested stock options (the “Options”) granted prior to January 28, 2006 with exercise prices at $4.50 per share or higher to employees, directors and executive officers, under the Employee Long-Term Incentive Stock Plan and the Non-Employee Director Equity Plan (the “Plans”).

Bombay believes the decision to accelerate the vesting of the Options is in the best interests of shareholders as it will reduce Bombay’s reported compensation expense in future periods. Based on changes to the accounting rules relating to the expensing of stock options that became effective for Bombay on January 29, 2006, Bombay estimates that accelerating the vesting of the Options, will eliminate pre-tax compensation expenses of approximately $589,000 in fiscal 2006, $156,000 in fiscal 2007, $46,000 in fiscal 2008, and $11,000 in fiscal 2009, which otherwise would have been recognized in Bombay’s consolidated statements of operations. These expenses, calculated under the Black-Scholes method, are preliminary estimates and are subject to revision.

The number of shares and exercise prices and other relevant terms of the Options subject to the acceleration will remain unchanged. As a result of the vesting acceleration, Options to purchase 1,197,201 shares of Bombay common stock became exercisable immediately, including 32,000 shares held by directors and 666,331 shares held by executive officers. The grant prices range from $4.51 to $13.52. Based on the closing price for Bombay stock on January 27, 2006 of $3.07, all of the Options vested are “out-of-the-money,” that is, the Option’s exercise price is greater than the market value of Bombay’s stock.

In order to prevent unintended personal benefits, the Board accelerated options priced at $4.50 per share or higher, which price represented approximately a 50% premium to market value on the date of the acceleration decision.

The following Options held by Bombay’s named executive officers who had been reported in the 2005 proxy statement and those who are expected to be named executive officers in the 2006 proxy statement were so accelerated: options to purchase 432,999 shares held by James D. Carreker; options to purchase 70,000 shares held by Steven C. Woodward; options to purchase 51,666 shares held by Elaine D. Crowley; options to purchase 63,333 shares held by Donald V. Roach; and options to purchase 48,333 shares held by Lucretia D. Doblado.

Bonus to Executive Officer

Based upon a recommendation of the Compensation and Human Resources Committee of the Board of Directors, the Company, on January 27, 2006, approved a special relocation assistance bonus payment to Steve Woodward, Executive Vice President and General Merchandise Manager, in the amount of $50,000. After due consideration of Mr. Woodward's significant contributions to Bombay, it was determined that such a bonus payment to assist in the relocation of Mr. Woodward to a residence in close proximity to the Company’s corporate office was in the best interest of Bombay and its shareholders. The agreement calls for a three-year earn out whereby if Mr. Woodward leaves the employment of the Company within such period, a pro rata portion of the bonus shall be repaid to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BOMBAY COMPANY, INC.
(Registrant)

Date: February 02, 2006               /s/ Elaine D. Crowley
Elaine D. Crowley
Senior Vice President, Chief Financial
Officer and Treasurer